BROWN, CUMMINS & BROWN CO., L.P.A.
                         ATTORNEYS AND COUNSELORS AT LAW
                               3500 CAREW TOWER
J. W. BROWN (1911-1995)         441 VINE STREET             JOANN M. STRASSER
JAMES R. CUMMINS             CINCINNATI, OHIO 45202         AARON A. VANDERLAAN
ROBERT S BROWN               TELEPHONE (513) 381-2121
DONALD S. MENDELSOHN        TELECOPIER (513) 381-2125           OF COUNSEL
LYNNE SKILKEN                                               GILBERT BETTMAN
AMY G. APPLEGATE
KATHRYN KNUE PRZYWARA
MELANIE S. CORWIN


                                                    March 10, 2000



VIA ELECTRONIC FILING

AmeriPrime Funds
1793 Kingswood Drive, Suite 200
Southlake, Texas  76092

         RE: AMERIPRIME FUNDS, FILE NOS. 33-96826 AND 811-9096

Gentlemen:

         This letter is in response to your request for our opinion in connection with the filing of the Post-Effective Amendment No. 41 to the Registration Statement (the "Amendment") of the AmeriPrime Funds (the "Trust".)

         We have examined a copy of the Trust's Agreement and Declaration of Trust, the Trust's By-Laws, the Trust's record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as original or photostat copies.

         Based upon the foregoing, we are of the opinion that after Post-Effective Amendment No. 40 is effective for purposes of federal and applicable state securities laws, the shares of Ariston Internet Convertible Fund, a series of the Trust, if issued in accordance with the then current Prospectus and Statement of Additional Information of such Fund, will be legally issued, fully paid and non-assessable. We herewith give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to the Amendment.

         Legal opinions that we prepared were filed with Post-Effective Amendment No. 9 and Post-Effective Amendment No. 29 (the "Legal Opinions") to the Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinions into the Amendment, and consent to all references to us in the Amendment.

                                           Very truly yours,

                                           _____/s/__________________________
                                           BROWN, CUMMINS & BROWN CO., L.P.A.

cc. Keith Gregory